UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2013

Minden Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	000-54234	90-0610674
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 MBL Bank Drive, Minden, Louisiana		71055
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(318) 371-4156

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 16, 2013 (the “Original 8-K”) by Minden Bancorp, Inc. (the “Company”) solely for the purpose of disclosing the Company’s Board of Directors’ determination with respect to the frequency of shareholder advisory votes on executive compensation. This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.07              Submission of Matters to a Vote of Security Holders

(d)          At the Annual Meeting of Shareholders of the Company held on May 14, 2013, the Company’s shareholders recommended, on an advisory basis, that the Company’s future advisory votes on executive compensation should be held every three years. Consistent with the shareholder recommendation, the Board of Directors of the Company determined that it will hold an advisory vote on executive compensation every three years. The Company is required to hold shareholder advisory votes on the frequency interval every six years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDEN BANCORP, INC.

	By:	/s/ Jack E. Byrd, Jr.
	Name:	Jack E. Byrd, Jr.
	Title:	Chairman, President and Chief Executive Officer

Date: June 12, 2013

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